UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
(Rule 14c-101)
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement
NantHealth, Inc.
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

3000 RDU Center Drive, Suite 200
Morrisville, North Carolina
(855) 949-6268
NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
DATE FIRST MAILED TO STOCKHOLDERS: SEPTEMBER , 2022
To our Stockholders:
This Notice and the accompanying Information Statement are being furnished to the stockholders of NantHealth, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), to notify stockholders of the action taken by our Board of Directors (the “Board”) by written consent on August 17, 2022 and by the holders of a majority of the issued and outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), by written consent delivered to the Company on August 18, 2022, approving (i) a reverse split of all outstanding shares of Common Stock pursuant to which each fifteen (15) outstanding shares of Common Stock shall be reclassified and combined into one validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”).
On February 18, 2022, the Company received notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”) because the Company’s Common Stock failed to maintain a minimum closing bid price of $1.00 for 30 consecutive trading days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was afforded an initial period of 180 calendar days, or until August 17, 2022, to regain compliance with the Minimum Bid Price Rule. As the Company has not regained compliance with the Minimum Bid Price Rule within such time period, on August 18, 2022, the Company received a written notice from Nasdaq that the Company’s Common Stock would be delisted from the Nasdaq Global Select Market and suspended at the opening of business on August 29, 2022, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). In accordance with Nasdaq’s procedures, the Company has appealed Nasdaq’s determination by requesting a hearing before the Panel (the “Hearing”) to seek continued listing on the Nasdaq Global Select Market. This hearing request has automatically stayed Nasdaq’s suspension and delisting of the Company’s Common Stock pending the Panel’s decision. The Company expects the Hearing to be held within 45 days of the Company’s request for the Hearing, pursuant to the Nasdaq Listing Rules.
The Board has authorized the Reverse Stock Split with the primary intent of increasing the per share trading price of our Common Stock, which is publicly traded and listed on the Nasdaq Global Select Market under the symbol “NH.” The Reverse Stock Split is being effectuated in order to raise the trading price of our Common Stock so that we can regain compliance with the Minimum Bid Price Rule. The Company will be deemed to cure the minimum price per share deficiency if its stock price exceeds $1.00 per share and the price remains above that level for at least the 10 trading days following the effectiveness of the Reverse Stock Split.
As the matter set forth in this Information Statement has been duly authorized and approved by the written consent of the holders of more than a majority of our voting securities, your vote or consent is not requested or required to approve these matters. No action is required by you. This Notice and the accompanying Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders. The matters set forth herein will not become effective until such date that is at least 20 calendar days after this Notice and the accompanying Information Statement are mailed to stockholders entitled to receive notice.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
Sincerely,

/s/ Patrick Soon-Shiong

Patrick Soon-Shiong
Chairman and Chief Executive Officer
Morrisville, North Carolina
September [●], 2022

3000 RDU Center Drive, Suite 200
Morrisville, North Carolina
(855) 949-6268
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
General
NantHealth, Inc., a Delaware corporation, and its subsidiaries (the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for purposes of informing our stockholders of record as of August [●], 2022 (the “Record Date”) of actions taken by our stockholders by less than unanimous written consent in lieu of a special meeting of stockholders. No action is requested or required on your part.
This Information Statement is being mailed on or about September [●], 2022. The Company’s principal executive offices are located at 3000 RDU Center Drive, Suite 200, Morrisville, North Carolina 27560, and the Company’s telephone number is (855) 949-6268.
Summary of the Corporate Actions
Reverse Stock Split
On February 18, 2022, the Company received notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”) because the Company’s Common Stock failed to maintain a minimum closing bid price of $1.00 for 30 consecutive trading days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was afforded an initial period of 180 calendar days, or until August 17, 2022, to regain compliance with the Minimum Bid Price Rule. As the Company has not regained compliance with the Minimum Bid Price Rule within such time period, on August 18, 2022, the Company received a written notice from Nasdaq that the Company’s Common Stock would be delisted from the Nasdaq Global Select Market and suspended at the opening of business on August 29, 2022, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). In accordance with Nasdaq’s procedures, the Company has appealed Nasdaq’s determination by requesting a hearing before the Panel (the “Hearing”) to seek continued listing on the Nasdaq Global Select Market. This hearing request has automatically stayed Nasdaq’s suspension and delisting of the Company’s Common Stock pending the Panel’s decision. The Company expects the Hearing to be held within 45 days of the Company’s request for the Hearing, pursuant to the Nasdaq Listing Rules.
The Board has authorized the Reverse Stock Split with the primary intent of increasing the per share trading price of our Common Stock, which is publicly traded and listed on the Nasdaq Global Select Market under the symbol “NH.” The Reverse Stock Split is being effectuated in order to raise the trading price of our Common Stock so that we can regain compliance with the Minimum Bid Price Rule. The Company will be deemed to cure the minimum price per share deficiency if its stock price exceeds $1.00 per share and the price remains above that level for at least the 10 trading days following the effectiveness of the Reverse Stock Split.

Voting and Vote Required
The Company is not seeking consent, authorizations or proxies from you.

Reverse Stock Split
As the matter set forth in this Information Statement has been duly authorized and approved by the written consent of the holders of more than a majority of our voting securities, your vote or consent is not requested or required to approve these matters. Under the Delaware General Corporation Law (“DGCL”), the Company’s Amended and Restated Certificate of Incorporation and the Company’s amended and restated bylaws (the “Bylaws”), the Reverse Stock Split may be approved without a meeting of stockholders by a resolution of our Board, followed by the written consent of stockholders representing a majority of the voting power of the outstanding shares of our Common Stock. As of August 18, 2022, the Company had 115,550,244 shares of Common Stock outstanding and entitled to vote. Each share of our Common Stock is entitled to one vote. The written consent was executed and delivered to the Company on August 18, 2022 by Cambridge Equities, LP (“Cambridge”), NantWorks, LLC (“NantWorks”) and NantOmics, LLC (“NantOmics” and, together with Cambridge and NantWorks, the “NantWorks Investors”), who collectively held 66,802,600 shares of Common Stock as of August 18, 2022, which represents a majority of the voting power of our Common Stock. Accordingly, the written consent was executed by stockholders holding sufficient voting power to approve the actions contemplated by the written consent and no further stockholder action is required.
Dissenters’ Rights of Appraisal
The DGCL does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the written consent.
Notice Pursuant to the Company’s Bylaws and Delaware General Corporation Law
Pursuant to Article II, Section 2.10 of our Bylaws and Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Article II, Section 2.10 of our Bylaws and Section 228(e) of the DGCL.
Interest of Certain Persons in Matters Acted Upon
As of the Record Date, NantWorks and its affiliates beneficially owned approximately 57.8% of our outstanding Common Stock. Our Chairman and Chief Executive Officer and principal stockholder, Dr. Patrick Soon-Shiong, founded and has a controlling interest in NantWorks, which is a collection of multiple companies in the healthcare and technology space and is our parent company. In addition, our Chairman and Chief Executive Officer and principal stockholder, Dr. Patrick Soon-Shiong, founded and has a controlling interest in (i) NantOmics, which is a company that delivers molecular analysis capabilities with the intent of providing actionable intelligence and molecularly driven decision support for cancer patients and their providers at the point of care, and (ii) Cambridge. NantOmics is majority owned by NantWorks.

THE REVERSE STOCK SPLIT
The Board authorized the Reverse Stock Split with the primary intent of increasing the per share trading price of our Common Stock, which is publicly traded and listed on the Nasdaq Global Select Market under the symbol “NH.” The Reverse Stock split is being effectuated in order to raise the trading price of our Common Stock so that we can regain compliance with the Minimum Bid Price Rule for continued listing. Accordingly, for these reasons, the Company believes that effecting the Reverse Stock Split would be in the Company’s and our stockholders’ best interests. The Reverse Stock Split will become effective upon the filing of a Certificate of Amendment (the “Amendment”) to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The Amendment will be effective approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.
On February 18, 2022, the Company received the Notice from Nasdaq stating that the Company was not in compliance with the Minimum Bid Price Rule because the Company’s Common Stock failed to maintain a minimum closing bid price of $1.00 for 30 consecutive trading days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was afforded an initial period of 180 calendar days, or until August 17, 2022, to regain compliance with the Minimum Bid Price Rule. As the Company has not regained compliance with the Minimum Bid Price Rule within such time period, on August 18, 2022, the Company received a written notice from Nasdaq that the Company’s Common Stock would be delisted from the Nasdaq Global Select Market and suspended at the opening of business on August 29, 2022, unless the Company timely requests a hearing before the Panel. In accordance with Nasdaq’s procedures, the Company has appealed Nasdaq’s determination by requesting a hearing before the Panel to seek continued listing on the Nasdaq Global Select Market. This hearing request has automatically stayed Nasdaq’s suspension and delisting of the Company’s Common Stock pending the Panel’s decision. The Company expects the Hearing to be held within 45 days of the Company’s request for the Hearing, pursuant to the Nasdaq Listing Rules.
In addition, failing to remain listed on the Nasdaq Global Select Market or Nasdaq Global Market would constitute a fundamental change under the Indenture for our 4.50% senior convertible notes due 2026 (the “Convertible Notes”). Upon the occurrence of a fundamental change (as defined in the indenture (the “Indenture”) relating to the issuance of the Convertible Notes, by and between the Company and U.S. Bank National Association, as trustee), holders may require the Company to purchase all or a portion of the Convertible Notes in principal amounts of $1,000 or an integral multiple thereof, for cash at a price equal to 100% of the principal amount of the Convertible Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date. However, the Company may not have enough available cash or may be unable to obtain financing at the time the Company is required by the Indenture to purchase the Convertible Notes. The Company’s failure to purchase the Convertible Notes as required by the Indenture would constitute a default under the Indenture, which would also constitute a default under agreements governing certain of our other outstanding indebtedness, including the certain notes held by entities affiliated with our Chairman and Chief Executive Officer, Dr. Patrick Soon-Shiong.
The closing price of shares of our Common Stock on August 23, 2022 was $0.42 per share, and as of August 23, 2022, the 10-trading day average closing stock price of shares of our Common Stock was $0.54 per share. A higher price per share may allow the Company to continue to have its Common Stock listed on the Nasdaq Global Select Market. The Company will be deemed to cure the Minimum Bid Price Rule deficiency if its stock price exceeds $1.00 per share and the price remains above that level for at least the 10 trading days following the effectiveness of the Reverse Stock Split.
The form of Amendment to be filed with the Secretary of State of the State of Delaware to give effect to the Reverse Stock Split is set forth as Annex A to this information statement.
Effects of the Reverse Stock Split
The principal result of the Reverse Stock Split will be to decrease proportionately the number of outstanding shares of our Common Stock based on the fifteen-for-one split ratio. Our Common Stock is currently registered under Section 12 of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act or the listing of our Common Stock on the Nasdaq Global Select Market (other than in the manner described above). Following the Reverse Stock Split, our Common Stock will continue to be listed on the Nasdaq Global Select Market under the symbol “NH” although it will be considered a new listing with a new CUSIP number.
As of August 23, 2022, our authorized capital stock consisted of (i) 20,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”); and (ii) 750,000,000 shares of Common Stock (together with the Preferred Stock, the “Capital Stock”). The Reverse Stock Split will not affect the proportionate voting rights of the holders of our Capital Stock, subject to the treatment of fractional shares. The number of stockholders of record will not be affected by the Reverse Stock Split, except to the extent stockholders are cashed out due to fractional ownership. Once implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of the Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Effect on Outstanding Shares
We are required to implement the Reverse Stock Split to maintain the minimum bid price per share needed for us to retain our Nasdaq listing. Nevertheless the following are some of the possible disadvantages of the Reverse Stock Split:

•	The reduced number of shares of our Common Stock resulting from the Reverse Stock Split could adversely affect the liquidity of our Common Stock.

•	The Reverse Stock Split could result in a significant devaluation of our market capitalization and the trading price of our Common Stock, on an actual or an as-adjusted basis. Other companies that have effected reverse stock splits have experienced such outcomes.

•	The Reverse Stock Split may leave certain shareholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our Common Stock. These odd lots may be more difficult to sell than shares of Common Stock in even multiples of 100, including due to increased brokerage commissions.

•	There can be no assurance that the market price per new share of our Common Stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Common Stock outstanding before the Reverse Stock Split. For example, based on the closing market price of our Common Stock on August [●], 2022 of $[●] per share of Common Stock and a Reverse Stock Split ratio of fifteen-for-one, there can be no assurance that the post-Reverse Stock Split market price of our Common Stock would be $[●] per share or greater. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split and, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

•	If the market price of our Common Stock declines after the Reverse Stock Split, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our Common Stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding.

•	The Reverse Stock Split will reduce the number of outstanding shares of our Common Stock without a proportionate reduction in the number of shares of authorized but unissued Common Stock pursuant to our Amended and Restated Certificate of Incorporation. This provides a larger number of authorized shares available to be issued in the future without further stockholder action, except as may be required by applicable laws or the rules of any stock exchange on which our Common Stock is listed. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing stockholders.

Effect on Outstanding Shares
As of the Record Date, the Company had 115,550,244 shares of Common Stock issued and outstanding. Based on the number of shares of Common Stock issued and outstanding as of the Record Date, immediately following the completion of the Reverse Stock Split, there would be approximately 7,703,349 shares of Common Stock issued and outstanding. The number of our authorized shares will not be affected by the Reverse Stock Split and will remain unchanged.
Fractional Shares
We do not intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates or book-entry interests representing fractional shares. Stockholders who otherwise would hold fractional shares because the number of shares of Common Stock they held before the Reverse Stock Split would not be evenly divisible based upon the fifteen-for-one split ratio will be entitled to cash payments (without interest) in respect of such fractional shares. Such cash payment shall be determined by multiplying (i) the fractional share interest to which the holder would otherwise be entitled, after taking into account all shares of such class held by the holder as of the effective date of the Reverse Stock Split, and (ii) the volume weighted average trading price of the Common Stock, as reported on Nasdaq, for the five trading days immediately preceding the effective date of the Reverse Stock Split, as adjusted for the split ratio.

Effect on Incentive Plan Awards
The Company’s 2016 Equity Incentive Plan (the “Incentive Plan”) provides that (i) the number of shares of Common Stock available for issuance under the Incentive Plan, (ii) certain annual or other per-participant limits on the amounts of shares of Common Stock that may be covered by any award made pursuant to the Incentive Plan, (iii) the number of shares of Common Stock covered by any outstanding awards previously granted under the Incentive Plan, and (iv) in the case of stock options or any other award that has an exercise or base price, the exercise prices thereof, will, in each case, be equitably and proportionally adjusted to give effect to the Reverse Stock Split.
Reduction in Stated Capital
Pursuant to the Reverse Stock Split, the par value of our Common Stock will remain $0.0001 per share. As a result of the Reverse Stock Split, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in proportion to the size of the Reverse Stock Split, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.
Effect on Registered “Book-Entry” Shares
All of the Company’s registered holders of Common Stock hold their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares after the Reverse Stock Split, subject to adjustment for treatment of fractional shares.
Effect on Beneficial Holders
Upon the Reverse Stock Split, the Company intends to treat stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding the Common Stock in “street name.” However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.
Material U.S. Federal Income Tax Consequences
The following is a general discussion of the material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below) of Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date hereof. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of this discussion. This discussion is not a complete description of all of the tax consequences of the Reverse Stock Split and, in particular, does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.
This discussion applies only to U.S. Holders of Common Stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders of Common Stock in light of their particular circumstances and does not apply to U.S. Holders of Common Stock subject to special treatment under the U.S. federal income tax laws (such as, for example, banks and other financial institutions, tax-exempt organizations, partnerships, S corporations or other pass-through entities (or investors in partnerships, S corporations or other pass-through entities), regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, insurance companies, mutual funds, dealers or brokers in stocks and securities, commodities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, holders subject to the alternative minimum tax, holders who acquired Common Stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, holders who actually or constructively own more than 5% of the outstanding stock of the Company, persons that are not U.S. Holders, U.S. Holders whose functional currency is not the U.S. dollar, holders who hold Common Stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, or United States expatriates).

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Common Stock, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized under the laws of the United States, any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is subject to U.S. federal income tax regardless of its source.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Common Stock and any partners in such partnership should consult their own tax advisors regarding the tax consequences of the Reverse Stock Split to them.
ALL HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders of Common Stock
A U.S. Holder of Common Stock generally will not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. Holder’s aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split will equal the aggregate tax basis of the Common Stock surrendered (excluding any portion of such basis that is allocated to a fractional share of Common Stock), and such U.S. Holder’s holding period in the Common Stock received will include the holding period in the Common Stock surrendered. U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the Common Stock surrendered to the Common Stock received pursuant to the Reverse Stock Split. U.S. Holders of Common Stock acquired at different times or at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such surrendered shares to the shares received pursuant to the Reverse Stock Split.
Cash in Lieu of Fractional Stock
A U.S. Holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the Common Stock surrendered that is allocated to such fractional share of Common Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for such Common Stock surrendered exceeded one year at the effective time of the Reverse Stock Split.
Information Reporting and Backup Withholding
A U.S. Holder of Common Stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the Reverse Stock Split. A U.S. Holder of Common Stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of Common Stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table contains information about the beneficial ownership of our Common Stock as of August 18, 2022:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each named executive officer within the meaning of Rule 402(m)(2) under the Securities Act of 1933, as amended (the “Named Executive Officers”);

•	each of our directors; and

•	all directors and executive officers as a group.
Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of our Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to restrictions, options held by that person that are currently exercisable or exercisable within 60 days of August 18, 2022 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.
Our calculation of the percentage of beneficial ownership is based on 115,550,244 shares of our Common Stock outstanding on August 18, 2022. Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o NantHealth, Inc., 3000 RDU Center Drive, Suite 200, Morrisville, North Carolina 27560.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
NantWorks, LLC (1)	66,802,600	57.8%
NHealth Holdings, Inc. and affiliates (2)	17,857,144	15.5%
Directors and Named Executive Officers:
Patrick Soon-Shiong, M.D., FRCS (C), FACS (3)	67,135,933	58.1%
Bob Petrou (4)	966,667	*
Ron Louks (5)	1,278,186	1.1%
Kirk K. Calhoun (6)	650,688	*
Michael Blaszyk (7)	650,688	*
Deanna Wise (8)	159,853	*
All current directors and executive officers as a group (6 persons) (9)	70,842,015	61.3%

*    Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our Common Stock.

(1)    Includes (i) 62,214,114 shares of our Common Stock held by NantWorks, LLC; (ii) 2,899,297 shares of our Common Stock held by NantOmics, LLC; and (iii) 1,689,189 shares of our Common Stock held by Cambridge Equities, LP. NantWorks, LLC is the largest member of NantOmics, LLC, holding approximately 84% of the outstanding equity and approximately 99% of the outstanding voting equity. Our Chairman and Chief Executive Officer, Dr. Patrick Soon-Shiong, is the controlling member of NantWorks, LLC with voting and dispositive power over the shares of our Common Stock that are owned by NantWorks, LLC. The address of NantWorks, LLC is 9920 Jefferson Boulevard, Culver City, California 90232. Our Chairman and Chief Executive Officer, Dr. Patrick Soon-Shiong, indirectly owns all of the equity interests in NantWorks, LLC and Cambridge Equities, LP.
(2)    Based on a Schedule 13G filed with the SEC by individuals or entities affiliated with Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait on February 14, 2017. Consists of 7,142,859 shares of our Common Stock held by NHealth Holdings, Inc. and 10,714,285 shares of our Common Stock held by Kuwait Investment Office. The sole shareholder of NHealth Holdings, Inc. is the Kuwait Investment Authority,

acting for and on behalf of the Government of the State of Kuwait, which holds of common stock. Kuwait Investment Office is the London Office of the Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait. The address of NHealth Holdings, Inc. is 1209 Orange Street, Wilmington, Delaware 19801; the address for the Kuwait Investment Authority is Ministries Complex, Block 3, Safat, Kuwait 13001; and the address for Kuwait Investment Office is 15 Carter Lane, London, United Kingdom, EC4V 5EY.
(3)    Consists of the securities listed in footnote (1) above and 333,333 shares of our Common Stock issuable upon exercise of stock options vesting within 60 days of August 18, 2022.
(4)    Consists of 966,667 shares of our Common Stock issuable upon exercise of stock options vesting within 60 days of August 18, 2022.
(5)    Consists of 225,857 shares of our Common Stock and 1,052,329 shares of our Common Stock issuable upon exercise of stock options vesting within 60 days of August 18, 2022.
(6)    Consists of 148,780 shares of our Common Stock and 501,908 shares of our Common Stock issuable upon exercise of stock options vesting within 60 days of August 18, 2022.
(7)    Consists of 59,853 shares of our Common Stock and 100,000 shares of our Common Stock issuable upon exercise of stock options vesting within 60 days of August 18, 2022.
(8)    Shares beneficially owned consists of 67,385,870 shares of our Common Stock and 3,456,145 shares of our Common Stock issuable upon exercise of stock options vesting within 60 days of August 18, 2022.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, and as a result file reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as NantHealth, Inc., that file electronically with the SEC. We also maintain a website at www.nanthealth.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this Information Statement.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information we file with it into this Information Statement, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this Information Statement. We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed with the SEC on February 25, 2022);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 (filed with the SEC on May 6, 2022) and June 30, 2022 (filed with the SEC on August 5, 2022);

•	Current Reports on Form 8-K filed with the SEC on February 4, 2022, February 25, 2022, June 13, 2022 and August 19, 2022 (except those statements furnished under items 2.02 and 9.01);

•	the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed with the SEC on February 25, 2022).; and

•	those portions of our Definitive Proxy Statement on Schedule 14A (filed with the SEC on April 27, 2022) deemed incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
You may request a copy of these filings incorporated by reference in this Information Statement, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into this filing, without charge, by written or telephonic request directed to NantHealth, Inc., Attention: Corporate Secretary, 3000 RDU Center Drive, Suite 200, Morrisville, North Carolina 27560. Our telephone number at that address is (855) 949-6268.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this Information Statement will be deemed modified, superseded or replaced for purposes of this Information Statement to the extent that a statement contained in this Information Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Information Statement modifies, supersedes or replaces such statement.

OTHER MATTERS
Other Business
The Board knows of no other matters other than those described in this Information Statement that have been approved or considered by the Company’s majority stockholders.
Stockholders Sharing an Address
The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement by contacting the Company at: NantHealth, Inc., Attention: Corporate Secretary, 300 RDU Center Drive, Suite 200, Morrisville, North Carolina 27560, or by calling (855) 949-6268. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.
* * * * * * * * * * * * * * *
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.
By Order of the Board of Directors

Patrick Soon-Shiong
Chairman and Chief Executive Officer
Morrisville, North Carolina
September [●], 2022

Annex A

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NANTHEALTH, INC.
NantHealth, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:
1.The name of the Corporation is NantHealth, Inc. The Corporation was first formed on July 7, 2010 as “About Advanced Health, LLC” in Delaware as a Limited Liability Company and was converted into NantHealth, Inc. on June 1, 2016. The Corporation’s most recent Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 7, 2016.
2.This Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly authorized and adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the Delaware General Corporation Law and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.
3.The terms and provisions of this Certificate of Amendment of Amended and Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 228(a) of the General Corporation Law of the State of Delaware and written notice pursuant to Subsection 228(e) of the General Corporation Law of the State of Delaware has been or will be given to those stockholders whose written consent has not been obtained.
4.Section 1 of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:
“This Corporation is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of stock that the Corporation shall have authority to issue is 770,000,000 shares, of which 750,000,000 shares are Common Stock, $0.0001 par value per share, and 20,000,000 shares are Preferred Stock, $0.0001 par value per share.
Immediately upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each fifteen (15) shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock with any resulting fractional shares rounded down to the nearest whole number of shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”
[signature page follows]

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly executed by an authorized officer of the Corporation on ___________, 2022.
NANTHEALTH, INC.

/
Patrick Soon-Shiong, Chief Executive Officer